As filed with the Securities and Exchange Commission on March 20, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ANGI INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	82-1204801 (I.R.S. Employer Identification Number)

3601 Walnut Street, Denver, Colorado 80205

Telephone: (303) 963-7200

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

Shannon Shaw

Chief Legal Officer
Angi Inc.
c/o IAC Inc.
555 West 18th Street
New York, New York 10011
Telephone: (212) 314-7300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Andrew J. Nussbaum, Esq.

Jenna E. Levine, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

(212) 403-1000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-284531

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement will become effective automatically upon filing with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Angi Inc. (the “Company”) is filing this registration statement with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) and General Instruction IV of Form S-3, both promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This registration statement relates to the special dividend of securities of the Company by IAC Inc. to its stockholders, as contemplated by the registration statement on Form S-3 (Registration No. 333-284531), as amended, which was originally filed with the SEC on January 27, 2025 and declared effective on February 14, 2025 (the “Prior Registration Statement”).

The Company is filing this registration statement for the sole purpose of increasing the aggregate amount of securities registered under the Prior Registration Statement by 2,000,000 shares of Class A common stock, par value $0.001 per share, of the Company (the “Angi Class A common stock”). The additional shares of Angi Class A common stock that are being registered for distribution hereunder are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price of securities registered under the Prior Registration Statement. Pursuant to Rule 462(b) of the Securities Act and General Instruction IV of Form S-3, the information set forth in the Prior Registration Statement, including all exhibits thereto and all information incorporated by reference therein, is incorporated by reference into this registration statement.

The required opinions and consents are listed on the exhibit index and filed with this registration statement.

EXHIBIT INDEX

Exhibit Number	Description

5.1*	Opinion of Richards, Layton & Finger, P.A., as to the validity of the securities being registered.

8.1*	Opinion of Wachtell, Lipton, Rosen & Katz, as to certain material U.S. federal tax matters.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm for the Company.

23.2*	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1).

23.3*	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.1).

24.1**	Powers of Attorney.

107*	Filing Fee Table.

*	Filed herewith.
**	Previously filed with the Company’s Registration Statement on Form S-3 (Registration No. 333-284531), as amended, which was initially filed with the SEC on January 27, 2025.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 20th day of March, 2025.

Angi Inc.

By:	/s/ Jeffrey W. Kip
	Name:	Jeffrey W. Kip
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board and Director	March 20, 2025
Joseph Levin

/s/ Jeffrey W. Kip	Chief Executive Officer and Director	March 20, 2025
Jeffrey W. Kip	(Principal Executive Officer)

/s/ Andrew Russakoff	Chief Financial Officer	March 20, 2025
Andrew Russakoff	(Principal Financial Officer)

*	Chief Accounting Officer	March 20, 2025
Julie Gosal Horau	(Principal Accounting Officer)

*	Director	March 20, 2025
Thomas R. Evans

*	Director	March 20, 2025
Alesia J. Haas

*	Director	March 20, 2025
Christopher Halpin

*	Director	March 20, 2025
Kendall F. Handler

*	Director	March 20, 2025
Angela R. Hicks Bowman

*	Director	March 20, 2025
Sandra Hurse

*	Director	March 20, 2025
Jeremy G. Philips

*	Director	March 20, 2025
Thomas C. Pickett Jr.

*	Director	March 20, 2025
Glenn H. Schiffman

*	Director	March 20, 2025
Mark Stein

*	Director	March 20, 2025
Suzy Welch

*By:		/s/ Andrew Russakoff
	Name:	Andrew Russakoff
	Title:	Attorney-in-Fact